Exhibit E-1

Exhibit E – Distribution Agent Agreement

Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.

DISBURSING AGENT AGREEMENT
This Disbursing Agent Agreement is dated as of July 6, 2016 (this “Agreement”) by and among Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Holders (“Representative”), Citibank, N.A., a national banking association, as disbursing agent (“Disbursing Agent”) and Merit Medical Systems, Inc., a Utah corporation (“Parent”, and together with Representative and Disbursing Agent, each sometimes referred to individually as a “Party” and collectively as the “Parties”). Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, Parent and Representative have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2016, by and among Parent, MMS Transaction Co., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), DFine, Inc., a Delaware corporation (the “Company”), certain stockholders of the Company, and Representative as Stockholder Representative (as defined in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);
WHEREAS, the Merger Agreement contemplates that, at the Closing, Parent, and from time to time, the Escrow Agent, will pay to the Disbursing Agent, by wire transfer of immediately available funds, certain portions of the aggregate closing consideration payable by Parent in the Merger (the “Cash Payments”) for further distribution to the holders of the Series E Preferred Stock and Series F Preferred Stock of the Company as of the Effective Time (the “Holders”);
WHEREAS, Parent (with respect to Cash Payments to be made on the Closing Date) and Representative (with respect to Cash Payments to be made following the Closing Date) desire that the Disbursing Agent act as their agent for the purpose of distributing such Cash Payments to the Holders; and
WHEREAS, Parent and Representative acknowledge that the Disbursing Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Agreement to the Merger Agreement are for convenience, and that the Disbursing Agent shall have no implied duties beyond the express duties set forth in this Agreement.
NOW THEREFORE, in consideration of (the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE 1
PAYMENT ACCOUNT

Section 1.01    Appointment of Disbursing Agent. Parent (with respect to Cash Payments representing that portion of the Closing consideration payable by Parent to those Holders who have not provided to Parent a completed Letter of Transmittal as of Closing) and Representative (with respect to all other Cash Payments to be made following the Closing Date) hereby appoint the Disbursing Agent to serve as Disbursing Agent in connection with disbursements of certain Cash Payments to the Holders. The Disbursing Agent hereby accepts such appointment pursuant to the terms and conditions set forth in this Agreement.

Section 1.02    Establishment of Account; Deposit. The Disbursing Agent shall establish a Disbursing Agent account on behalf of Representative to receive, hold and distribute Cash Payments to the Holders (the “Paying Account”) in accordance with instructions to be provided by Representative to Disbursing Agent from time to time. Parent (on the Closing Date), the Escrow Agent (with respect to any distributions from the accounts established by Parent and Representative with the Escrow Agent) and Representative (with respect to the Stockholder Representative Expense Account) shall cause to be deposited amounts (collectively, the “Payment Amounts”), by wire transfer of immediately available funds, for further distribution to in accordance with the provisions of this Agreement and the Merger Agreement.
Section 1.03    Disbursement Amounts to be Invested in a Non-Interest Bearing Account. Unless otherwise instructed in writing by Representative, the Disbursing Agent shall invest and reinvest the Paying Account in a “noninterest-bearing transaction account” insured by the Federal Deposit Insurance Corporation to the applicable limits. The Payment Amounts shall at all times remain available for distribution in accordance with this Agreement. The Parties hereto acknowledge that a monthly account statement will be issued for the Paying Account to Representative reflecting activity for the preceding month.

ARTICLE 2
DISBURSEMENTS

Section 2.01    Disbursements of Cash Payments. From time to time, upon receipt of Payment Amounts and an instruction from Representative, Disbursing Agent shall disburse the Payment Amounts to the Holders in accordance with the allocations set forth in Exhibit A, as may be updated in writing (for which e-mail shall be sufficient) and delivered by Representative to Disbursing Agent from time to time pursuant to the Merger Agreement; provided, however, Representative represents and covenants that all such updated allocations shall be made among the Priority Preferred Stockholders (inclusive of their transferees and designees) consistent with the Company Charter Documents and the Delaware General Corporation Law. Disbursing Agent shall rely upon (and obtain copies from Parent as necessary of) the written payment instructions, and all tax forms used and collected by Parent or the Escrow Agent from the Holders or otherwise received by Disbursing Agent from Representative.

Section 2.02    Tax Reporting; Tax Withholding.
(a)    Disbursements Relating to Wages. The Disbursing Agent shall have no duties or responsibilities with respect to administering tax withholding, payments or reporting for persons receiving distributions relating to wages.
(b)    Determinations and Responsibilities. Representative shall be the Party responsible for determining and complying with the requirements of the Internal Revenue Service (IRS) and applicable state and local tax laws with respect to reporting and withholding on Holders receiving disbursements made pursuant to this Agreement. Representative will instruct the Disbursing Agent with respect to any and all tax reporting and withholding by (i) specifying in writing the amount of any withholding prior to any disbursement, (ii) instructing the Disbursing Agent in writing as to the specific version(s) of information return(s) to be filed and distributed (e.g. IRS 1099, 1042, etc.), (iii) furnishing any information required in such information returns that the Disbursing Agent may reasonably request, and (iv) furnishing any guidance or direction in writing as may be reasonably requested by the Disbursing Agent, other than with respect to the allocation of Payment Amounts, which shall be provided by Representative. The Disbursing Agent has no direct knowledge of the recipients of the payments and is not in a position to characterize the nature of the payments made to recipients for tax purposes.
(c)    Payor and Withholding Agent. Pursuant to IRS regulations, the Disbursing Agent shall be considered the payor with respect to those payments made at the direction of Representative, and, accordingly, the Disbursing Agent shall be deemed, the “withholding agent’’ for purposes of the payments as that term is defined under the IRS rules and/or regulations. Notwithstanding the foregoing, the Disbursing Agent shall rely on Representative’s written instructions to file, print and mail information returns to persons or entities receiving disbursements pursuant to this Agreement and to remit amounts withheld from such disbursements to the IRS. Any withholding deposits made to the IRS will be made under the Employer Identification Number of the Disbursing Agent unless otherwise directed by Representative. Any withholding, interest, and/or penalties assessed by the IRS due to a failure to withhold and/or report correctly will be the liability of Representative. The Disbursing Agent shall not be responsible for backup withholding unless: (a) a Holder fails to provide the Disbursing Agent with a Form W-8 or Form W-9, as appropriate, (b) a Holder is named on a backup withholding list timely furnished by Representative to the Disbursing Agent, or (c) the IRS timely notifies the Disbursing Agent to impose backup withholding because a Holder furnished an incorrect taxpayer identification number. Unless the Disbursing Agent is otherwise instructed by Representative, backup withholding shall be effected for the IRS in accordance with the current applicable IRS backup withholding rate.
Section 2.03    Security Procedure for Funds Transfers. The Disbursing Agent shall confirm each funds transfer instruction received in the name of Representative by means of the security procedure selected by Representative and communicated to the Disbursing Agent through a signed certificate in the form of Exhibit B attached hereto, which upon receipt by the Disbursing Agent shall become a part of this Agreement. Once delivered to the Disbursing Agent, Exhibit B may be revised or rescinded only by a writing signed by an authorized representative of Representative. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Disbursing Agent a reasonable opportunity to act on it. If a revised Exhibit B or a rescission of an existing Exhibit B is delivered to the Disbursing Agent by an entity that is a successor-in-interest to Representative, such document shall be accompanied by additional documentation satisfactory to the Disbursing Agent showing that such entity has succeeded to the rights and responsibilities of Representative under this Agreement. Representative understand that the Disbursing Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by Representative may result in a delay in accomplishing such funds transfer, and agrees that the Disbursing Agent shall not be liable for any loss caused by any such delay.
Section 2.04    Termination of Agreement. This Agreement may be terminated by the written agreement of the Parties hereto and shall otherwise terminate automatically at such time as all of the Cash Payments have been disbursed as indicated in writing by Representative to the Disbursing Agent. Upon the termination of this Agreement, the duties of the Disbursing Agent under this Agreement shall terminate; provided, however, that all provisions concerning the indemnification of the Disbursing Agent shall survive any termination of this Agreement.
Section 2.05    Resignation and Removal of Disbursing Agent. The Disbursing Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice to Parent and Representative or may be removed, with or without cause, by Parent and Representative at any time by giving thirty (30) calendar days’ prior written notice to the Disbursing Agent along with payment of all fees and expenses to which the Disbursing Agent is entitled through the date of removal. Such resignation or removal shall take effect upon the appointment of a successor Disbursing Agent by Parent and Representative. Upon the acceptance in writing of any appointment as Disbursing Agent hereunder by a successor Disbursing Agent, such successor Disbursing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Disbursing Agent, and the retiring Disbursing Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Disbursing Agent under this Agreement prior to such succession. After any retiring Disbursing Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Disbursing Agent under this Agreement.

ARTICLE 3
RESPONSIBILITIES OF DISBURSING AGENT

Section 3.01    Disbursing Agent Responsibilities. The Disbursing Agent’s acceptance of its duties under this Agreement is subject to the following terms and conditions, which the Parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

(a)    Except as to its due execution and delivery of this Agreement, the Disbursing Agent makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under any other agreement.
(b)    The Disbursing Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be. Concurrently with the execution of this Agreement, Representative shall deliver to the Disbursing Agent Exhibit B which contains authorized signer designations.
(c)    The Disbursing Agent may consult with competent and responsible legal counsel selected by it and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel.
(d)    Representative shall reimburse the Disbursing Agent for all reasonable expenses incurred by it in connection with its duties hereunder (other than taxes imposed in respect of the receipt of fees by the Disbursing Agent). Representative (solely on behalf of the Holders and in its capacity as the Representative, not in its individual capacity) and Parent shall jointly and severally indemnify, defend and hold harmless the Disbursing Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Disbursing Agent may suffer or incur by reason of any action, claim or proceeding brought against the Disbursing Agent, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Disbursing Agent. The indemnification provisions contained in this paragraph are in addition to any other rights the Disbursing Agent may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Disbursing Agent.
(e)    The Disbursing Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Agreement unless in writing and signed by all Parties hereto or their respective successors in interest. Under no circumstance will the Disbursing Agent be deemed to be a fiduciary to Parent, Representative or any Holder, or any other person under this Agreement.
(f)    The Disbursing Agent shall have no responsibility in respect of the validity or sufficiency of this Agreement or of the terms hereof. The recitals of facts in this Agreement shall be taken as the statements of Representative and the Disbursing Agent assume no responsibility for the correctness of the same.
(g)    Representative or Parent may from time to time request that the Disbursing Agent render a detailed accounting of the funds in the Payment Account, which request shall be complied with by the Disbursing Agent as soon as reasonably practicable following such request.
(h)    The Disbursing Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Disbursing Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter may be deemed inclusively proved and established by a certificate signed by Representative, and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Agreement.
(i)    The Disbursing Agent does not have any interest in the Payment Account, but is serving as Disbursing Agent only and having only possession thereof. This Section 3.01 shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Disbursing Agent.
(j)    THE DISBURSING AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE DISBURSING AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE DISBURSING AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(k)    No provision of this Agreement shall require the Disbursing Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.
(l)    The Disbursing Agent shall be entitled to rely upon any allocation of the Payment Amounts provided by Representative to the Disbursing Agent with respect to the payment of all Payment Amounts, and shall only be entitled to avoid distributing any Payment Amounts to the extent, and only for so long as, the Disbursing Agent is subject to a final, non-appealable court order prohibiting the Disbursing Agent from making any such distributions of such Payment Amount.
(m)    In the event that any of the Payment Amounts shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Payment Amounts, the Disbursing Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Disbursing Agent obeys or complies with any such writ, order or decree it shall not be liable to Representative. the Holders or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
(n)    The Disbursing Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Disbursing Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
REPRESENTATION AND WARRANTIES

Section 4.01    Representation and Warranties. Each of Parent and Representative severally represents and warrants that (a) it is duly incorporated, validly existing and, to the extent applicable under the laws of the jurisdiction of its organization, in good standing under the laws of its jurisdiction of its organization, (b) it has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and perform its obligations hereunder, (c) the execution and delivery of this Agreement and the consummation of all transactions contemplated thereby have been duly authorized by all necessary corporate or limited liability company, as applicable, action, and (d) this Agreement has been duly executed and delivered by it, and constitutes its legal, valid, binding and enforceable obligation, subject in the case of the Representative to the laws of agency.

ARTICLE 5
DISBURSING AGENT FEES AND EXPENSES

Section 5.01    Fees and Expenses of Disbursing Agent. Parent and Representative will cause Disbursing Agent to be compensated for its services hereunder in accordance with Exhibit C attached hereto. Each of Parent and Representative shall be responsible for 50% of such fees. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Disbursing Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Disbursing Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Disbursing Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof: then the Disbursing Agent shall be compensated for such extraordinary services and reimbursed for the cost and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Disbursing Agent hereunder is not paid within thirty (30) calendar days of the date due, the

Disbursing Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The obligations of Representative under this Section 5.01 shall survive the termination of this Agreement and the resignation or removal of the Disbursing Agent.

ARTICLE 6
MISCELLANEOUS
Section 6.01    Notices. All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“email”) with signed PDF attachment to the email address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) business days after the date such notice is deposited in the United States mail. If notice is given to a Party, it shall be given at the address for such Party set forth below. It shall be the responsibility of Representative to notify the Disbursing Agent in writing of any name or address changes. In the case of communications delivered to the Disbursing Agent, such communications shall be deemed to have been given on the actual date received by the Disbursing Agent.
To Parent:
Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah 84095
Fax: 801-253-1600
Attn: Fred P. Lampropoulos, Chairman and CEO
Attn: Brian G. Lloyd, Chief Legal Officer
with a copy (which shall not constitute notice) to:
Parr Brown Gee & Loveless, PC
101 S. 200 E.
Salt Lake City, Utah 84111
Fax: 801-532-7750
Attn: Bryan T. Allen
To Representative:
Shareholder Representative Services LLC
1614 15th Street, Suite 200
Denver, CO 80202
Attn: Managing Director
Fax: (303) 623-0294
Email: deals@srsacquiom.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304
Attn: Timothy J. Harris
Fax: (650) 251-3781
Email: THarris@mofo.com

To the Disbursing Agent:

Citi Private Bank
Citibank, N.A.
One Sansome Street, 23rd Floor
Attn: Claude Acoba
Fax: 415-592-5584
Email: claude.acoba@citi.com

Section 6.02    Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.
Section 6.03    Other.
(a)    This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, assigns, heirs, executors and administrators.
(b)    The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions thereof.
(c)    This Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.
(d)    The Parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed and enforced accordingly, and the invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.
(e)    This Agreement embodies the entire agreement between the Parties with respect to the establishment and disbursement of the Payment Account by the Disbursing Agent, and there are no restrictions, provisions, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or provided for herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. The actions of the Disbursing Agent shall be governed solely by this Agreement. The Disbursing Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement and the Disbursing Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document.
(f)    Any corporation or association into which the Disbursing Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Disbursing Agent is a party, shall be and become the successor Disbursing Agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 6.04    Publication; Disclosure. By executing this Agreement, the Parties acknowledge that this Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Agreement and related information to individuals or entities not a Party to this Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Agreement, or, in the alternative, publishing a conformed copy of this Agreement. If a Party must disclose or publish this Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, to the extent permissible it shall notify in writing the Disbursing Agent at the time of execution of this Agreement of the legal requirement to do so. If a Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Agreement by it, it shall promptly notify in writing the other Parties. Notwithstanding the foregoing or anything in this Agreement to the contrary (including Section 5.05), the Representative shall not be restricted from communicating any information with its advisors and representatives and with the Holders in connection with the Representative’s responsibilities as the Representative.
Section 6.05    Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Disbursing Agent under this Agreement shall be issued by any other Parties hereto, or on such Party’s behalf, without the prior written consent of the Disbursing Agent.
{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

MERIT MEDICAL SYSTEMS, INC.

By:

Name:

Its:

REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Representative of the Holders

By:

Name:

Its:

DISBURSING AGENT:

CITIBANK, N.A.

By:

Name:

Its:

[Signature Page to Disbursing Agent Agreement]

EXHIBIT A

Name	Payable Amount (Initial Closing)	Pro Rata Share of Escrow Funds	1099 Tax Reporting	Reportable Amount (If Different than Payable Amount)	Wire Instructions or Mailing Address for Check	Initial Closing Payment Made By Parent	Initial Closing Payment Made By Disbursing Agent
BBT Fund, L.P.	***	***	N/A	N/A	***
Floyd G. Larson	***	***		N/A	***
J. Casey McGlynn	***	***		N/A	***
OrbiMed Private Investments IV, LP	***	***	N/A	N/A	***	Yes
Polycomp Trust Company Cust FBO J. Casey McGlynn A/C#CMJ1500	***	***		N/A
Prospect Venture Partners III, L.P.	***	***	N/A	N/A	***
Saint John's University	***	***		N/A	***
SightLine Healthcare Opportunity Fund, LLC	***	***	N/A	N/A	***	Yes
Sightline Healthcare Opportunity Fund II, L.P.	***	***	N/A	N/A	***	Yes
Sightline Healthcare Opportunity Fund II-A, L.P.	***	***	N/A	N/A	***	Yes
Sightline Healthcare Opportunity Fund II-B, L.P.	***	***	N/A	N/A	***	Yes
Sightline Partners LLC	***	***	N/A	N/A	***	Yes
Split Rock Partners II, LP	***	***	N/A	N/A	***	Yes
Split Rock Partners, LP	***	***	N/A	N/A	***	Yes
Stephen Brandt	***	***		N/A
The Board of Trustees of The Leland Stanford Junior University (DAPER I)	***	***	N/A	N/A	***
Trellis Health Ventures II L.P.	***	***		N/A
Vanguard VII Accredited Affiliates Fund, L.P.	***	***	N/A	N/A	***
Vanguard VII Qualified Affiliates Fund, L.P.	***	***	N/A	N/A	***
Vanguard VII, L.P.	***	***	N/A	N/A	***
Vanguard VII-A, L.P.	***	***	N/A	N/A	***
WS Investment Company, LLC (2009A)	***	***	N/A	N/A	***
WS Investment Company, LLC (2009C)	***	***	N/A	N/A	***
WS Investment Company, LLC (2010A)	***	***	N/A	N/A	***

A-1

WS Investment Company, LLC (2011A)	***	***	N/A	N/A	***
WS Investments Company, LLC	***	***		N/A	***
Total	$51,331,461.21	100.00%
Total Paid By Parent at Closing	***
Total Payable by Disbursing Agent	***

A-2

EXHIBIT B
Certificate as to Representative’s Authorized Signatures
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Representative and are authorized to initiate and approve transactions of all types for the Paying Account established under this Agreement, on behalf of Representative. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Payment Amounts from the Paying Account unless an original “Standing or Predefined Instruction” letter is on file with the Disbursing Agent.

Name / Title /Telephone #	Specimen Signature
______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

B-1

EXHIBIT C
Disbursing Agent Fee Schedule

Acceptance Fee	WAIVED
To cover the acceptance of the Agency appointment, review of the Disbursing Agent Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group.

Administration Fee	$7,500.00
The annual administration fee covers maintenance of the Paying Account including safekeeping of assets, normal administrative functions of the Disbursing Agent, including maintenance of the Disbursing Agent’s records, follow-up of the Disbursing Agent Agreement’s provisions, and any other duties required by the Disbursing Agent under the terms of the Agreement. Fee is based on Paying Amount being received in non-interest bearing deposit.

1099 Tax Preparation Fee	Included
To cover preparation of Forms 1099 for the Holders for each calendar year.
Transaction Fees	$50.00 per wire
To cover all required disbursements from account, including disbursements made via check and/or wire transfers, payments to all parties as designated by client, fees associated with postage and overnight delivery charges incurred by the Disbursing Agent as required under the terms and conditions of the Agreement.

Legal Fees	N/A
Other Fees	N/A

C-1